Exhibit 99.1

PGT Innovations, Inc. Adopts Limited-Duration Shareholder Rights Plan

Board of Directors Takes Action to Ensure All PGTI Shareholders Have Opportunity to Realize

Full Value of Their Investment

VENICE, Fla., March 30, 2023 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products, garage doors, and products designed to unify indoor/outdoor living spaces, today announced that its Board of Directors has unanimously approved the adoption of a limited-duration shareholder rights plan (the “Rights Plan”). The Board adopted the Rights Plan in response to a likely accumulation of PGT shares by a strategic investor.

“PGT is committed to engaging in constructive dialogue with all of our investors and we welcome their perspectives,” said Jeff Jackson, President and Chief Executive Officer. “We also want to ensure investors are able to realize the full long-term value of their investment and receive fair and equal treatment, which is what the Rights Plan is designed to do.”

The Rights Plan will reduce the likelihood that any entity, person or group gains control of the Company through open market accumulation without paying all other shareholders an appropriate control premium or without providing the Board sufficient time to make informed judgments and take actions that it believes are in the best interests of shareholders.

The Rights Plan is similar to other plans adopted by publicly held companies in comparable circumstances. Under the Rights Plan, the rights will become exercisable if an entity, person or group acquires beneficial ownership of 10% or more of PGT’s outstanding common stock in a transaction not approved by the Board. In the event that the rights become exercisable due to the triggering ownership threshold being crossed, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to purchase, at the then-current exercise price, additional shares of common stock having a then-current market value of twice the exercise price of the right.

The Rights Plan is effective immediately and has a one-year duration, expiring on March 30, 2024.

Further details about the Rights Plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Evercore is acting as financial advisor to the Company and Davis Polk & Wardwell LLP is acting as legal counsel to the Company.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows, doors, and garage doors. Its highly engineered and technically advanced products can withstand some of the toughest weather conditions on Earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces. PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves, and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors and holds the leadership position in its primary market.

The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows and Doors, WinDoor®, Western Window Systems, Anlin Windows & Doors, Eze-Breeze®, NewSouth Window Solutions, Martin Door, and a 75 percent ownership stake in Eco Window Systems®. The company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit https://pgtinnovations.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "assume," "believe," "could," "estimate," "expect," "guidance," "intend," "many," "positioned," "potential," "project," "think," "should," "target," "will," "would" and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of the COVID-19 pandemic (the "COVID-19 pandemic" or "Pandemic") and related measures taken by governmental or regulatory authorities to combat the Pandemic, including the impact of the Pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;

•	unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

•	changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions, Pandemic-related supply chain interruptions, or interruptions from the conflict in Ukraine;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	our dependence on our impact-resistant product lines, which increased with the acquisition of Eco Enterprises, LLC ("Eco"), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisitions, including our acquisitions of Martin and Anlin;

•	our level of indebtedness, which increased in connection with our recent acquisitions, including our acquisitions of Martin and Anlin;

•	increases in credit losses from obligations owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such obligations from such customers;

•	the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisitions of Martin and Anlin may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including increases in fuel prices;

•	our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;

•	sales fluctuations to and changes in our relationships with key customers;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;

•	product liability and warranty claims brought against us;

•	in addition to our acquisitions of Martin and Anlin, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and

•	the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Media Relations

Investor Relations:

Craig Henderson, 941-480-1600

Interim CFO

CHenderson@PGTInnovations.com

Media Relations:

Stephanie Cz, 941-480-1600

Corporate Communications and PR Manager

SCz@PGTInnovations.com

Robin Weinberg/Emily Claffey/Kate Gorgi

FGS Global

PGT@fgsglobal.com